SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

F O R M  8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 16, 2007

NORTH BAY BANCORP
(Exact name of registrant as specified in its charter)

California	0-31080	68-0434802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Airport Road, Suite 101, Napa, California 94558
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code       (707) 257-8585

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)  Agreement and Plan of Reorganization

On January 17, 2007,  North Bay Bancorp and its  wholly-owned subsidiary The Vintage Bank  entered into an Agreement and Plan of Reorganization with Umpqua Holdings Corporation and Umpqua Bank pursuant to which North Bay Bancorp  will merge with and into Umpqua Holdings Corporation with Umpqua Holdings Corporation the surviving corporation  and The Vintage Bank will merge with and into Umpqua Bank with Umpqua Bank the resulting bank. Effective at the time of the merger, shareholders holding shares of North Bay Bancorp common stock will be entitled to receive 1.217 shares of Umpqua common stock for each share of North Bay Bancorp common stock. Consummation of the merger is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of North Bay Bancorp.

For information regarding the terms of the proposed transaction, reference is made to the joint press release dated January 18, 2007, which is attached as Exhibit 99.1.

(b)  Amendments to Employment Agreements and Executive Supplemental Retirement Plan

On  January 16, 2007, and effective January 17, 2007,  the Board of Directors approved amendments to the employment agreements of  Chief Executive Officer Terry L. Robinson, Executive Vice President and Chief Financial Officer Michael Wengel, and Executive Officers John Nerland, Stephanie Rode,  and Glen Terry (the “Employment Agreements”).

Each of the Employment Agreements were amendment as follows:

The trigger on the change of control provisions were amended to provide:

“Notwithstanding anything contained in the foregoing, if (i) within one (1) year of the effective date of a Change in Control (as defined below) Employee’s employment under this Agreement is terminated by the Company, its assignee or successor, without Cause (including, for purposes of this Section 4.1(d) only, an election by the Company not to continue to Term of Employee’s employment), (ii) within one (1) year of the effective date of a Change in Control Employee terminates his employment under this Agreement on account of (y) a requirement to relocate to an office that is 35 miles or more from the office where Employee is located as of the effective date of a Change in Control or (z) a material reduction in the Employee’s compensation, or (iii) between one (1) year and thirteen (13) months of the effective date of a Change in Control, Employee terminates his employment under this Agreement on account of (y) Employee’s position, responsibilities or working conditions being substantially diminished or (z) a material reduction in the Employee’s compensation or benefits . . .”

The provision of the Employment Agreements addressing “excess parachute payments” was amended to provide:

“. . . if the benefit payments under this Agreement, either alone or together with other payments to which the Employee is entitled to receive from Company, would constitute an “excess parachute payment” under Section 280G(b) of the Internal Revenue Code (the “Code”), such benefit payments shall be reduced to the largest amount that will result in no portion of benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code.  The determination of any reduction in the benefit payments pursuant to the foregoing provisions, shall be made by mutual agreement of Employee and Company or if no agreement is possible, by the Company’s accountants.”

A new provision was added to each of the Employment Agreements addressing Section 409A of the Internal Revenue Code of 1986, as amended:

“It is the intention of Company and Employee that payment of the Change in Control Benefit either be exempt from, or otherwise comply with, Section 409A of the Code.  To the extent the Change in Control Benefit is subject to Section 409A of the Code and Employee is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Change In Control Benefit shall be delayed for six (6) months following Employee’s termination of employment.  To the extent the Change in Control Benefit is subject to Section 409A of the Code, and Company or Employee reasonably believe, at any time, that such Change in Control Benefit does not comply with Section 409A, it will promptly advise the other party and will negotiate reasonably to amend the terms of this Agreement such that it so complies (with the most limited possible economic effect on Company and Employee and with the intent to preserve payment of a meaningful portion of the Change in Control Benefit over the Payment Period).”

(c) Also on January 16, 2007, and effective January 17, 2007, the Board of approved amendments to the North Bay Bancorp’s Executive Supplemental Retirement Plan (“SERP”) similar to the amendments to the Employment Agreements described in (b), above. The only difference between the amendments to the Employment Agreements and the amendments to the SERP is that after one year from the effective date of a change of control, the employee is entitled to a  severance payment if the employee terminates his or her employment under the agreement on account of employee’s position, responsibilities or working conditions being substantially diminished or  a material reduction in the employee’s compensation or benefits for a period of between one (1) year and two (2) years of the effective date of a change in control, instead of between one (1) year and thirteen (13) months after the effective date.

(d)  Indemnity Agreement with Michael Wengel

On January 16, 2007, the Board of Directors also approved an indemnity agreement for Executive Vice President and Chief Financial Officer Michael Wengel.  The indemnity agreement is in the form previously entered into with other executive officers of North Bay Bancorp.

(d)  Increase in Directors Fees

Finally, on January 16, 2007, the Board of Directors approved an increase of the annual retention payment to directors for 2007 from $20,000 to $22,000, with the retention payment to be paid in one lump sum, rather than in pro rata monthly payments as in the past.

The Board also approved a payment of $30,000 to each of  directors Dennis Schmal and Gary Wallace, both of whom joined the Board in October, in lieu of the usual grant of stock options to new directors and in recognition of their service on North Bay’s Merger Committee.

Item 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure”

On Jaunary18, 2007,  North Bay Bancorp issued a press release announcing that North Bay and its  wholly-owned subsidiary The Vintage Bank entered into the Agreement and Plan of Reorganization with Umpqua Holdings Corporation and Umpqua Bank as described in Item 1.01(a) of this Current Report.  The press release is attached to this Current Report as Exhibit 99.1

On or about  January 18, 2007, North Bay Bancorp sent letters to its shareholders and to North Bay’s employees along with question and answer information sheets with additional information about the proposed acquisition. Letters were also sent to North Bay’s customers. On January 17, 2007, a letter was sent to members of its community board, and former directors. The North Bay Bancorp shareholder letter is attached as Exhibit 99.2,  the North Bay shareholders question and answer sheet is attached as Exhibit 99.3, a letter to North Bay employees from North Bay President and Chief Executive Officer Terry L. Robinson is attached as Exhibit 99.4, a letter to North Bay employees from Umpqua President and Chief Executive Officer Raymond P. Davis is attached as Exhibit 99.5, the North Bay employee information question and answer sheet is attached as Exhibit 99.6, a letter to North Bay customers is attached as Exhibit 99.7, and letter to the members of the North Bay community board and North Bay’s former directors is attached as Exhibit 99.8.

Item 9.01    Financial Statements and Exhibits.

(c)  Exhibits.

      99.1

 PRESS RELEASE

      99.2

LETTER TO NORTH BAY BANCORP SHAREHOLDERS

      99.3

INFORMATION Q&A TO  NORTH BAY SHAREHOLDERS

      99.4

LETTER TO NORTH BAY BANCORP EMPLOYEES

      99.5

LETTER TO NORTH BAY BANCORP EMPLOYEES

      99.6

       INFORMATION Q&A TO NORTH BAY BANCORP EMPLOYEES

      99.7

LETTER TO NORTH BAY BANCORP CUSTOMERS

      99.8

LETTER TO MEMBERS OF THE NORTH BAY BANCORP COMMUNITY BOARD AND FORMER NORTH BAY BANCORP DIRECTORS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2007

NORTH BAY BANCORP

  /s/  Terry L. Robinson

Terry L. Robinson,   President and Chief

Executive Officer (Principal Executive Officer)